UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 30, 2008
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
595 South Federal Highway
Suite 500
Boca Raton, FL 33432
(Address of Principal Executive Office) (Zip Code)
(561) 208-7400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events
     In August 2008, the Company engaged in discussions with respect to a possible business transaction. The Company formed a special committee composed of three (3) of the independent members of its Board of Directors and hired an independent financial advisor to evaluate any possible offer. In September 2008, Massey Services, Inc. presented the Company with a non-binding acquisition term sheet in which it offered to buy all of the Company’s issued and outstanding common stock, subject to its receipt of financing, and several other conditions. The special committee, after a thorough review of the offer and in consultation with its independent financial advisor, rejected the offer because of the unacceptable conditions and its determination that the offer did not provide sufficient value for the Company’s shareholders.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: October 1, 2008	By:	/s/ Jack I. Ruff
Jack I. Ruff
Chief Executive Officer